SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Powerwave Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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	(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 21, 2004

To Our Shareholders:

The Annual Meeting of Shareholders of Powerwave Technologies, Inc. will be held at the offices of Powerwave located at 1801 E. St. Andrew Place, Santa Ana, California, 92705, on Wednesday, July 21, 2004 at 9:00 a.m., Pacific Time, for the following purposes:

1.	To elect nine directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2004; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on June 18, 2004, (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the Record Date will be available during normal business hours for examination by any shareholder for any purpose germane to the Annual Meeting for a period of ten days prior to July 21, 2004, at the offices of Powerwave Technologies, Inc., 1801 E. St. Andrew Place, Santa Ana, California 92705.

All shareholders are urged to attend the Annual Meeting in person or by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. (BENEFICIAL OWNERS MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAILING THE ENCLOSED VOTING INSTRUCTIONS.) For specific instructions on voting, please refer to the instructions on your enclosed proxy card. The proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting. You may revoke your proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so that all of your shares will be represented at the Annual Meeting. In addition, if you plan to attend the Annual Meeting in person, please check the appropriate box so that we can ensure we have proper accommodations.

Santa Ana, California June 18, 2004	By Order of the Board of Directors Kevin T. Michaels Senior Vice President, Finance, Chief Financial Officer and Secretary

POWERWAVE TECHNOLOGIES, INC.

1801 E. St. Andrew Place

Santa Ana, California 92705

PROXY STATEMENT

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Powerwave Technologies, Inc. for use in connection with the Annual Meeting of Shareholders to be held on Wednesday, July 21, 2004, beginning at 9:00 a.m., Pacific Time, at the offices of Powerwave located at 1801 E. St. Andrew Place, Santa Ana, California, 92705, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about June 22, 2004.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of directors and ratification of the Company’s independent auditors. In addition, management will be available to respond to questions from shareholders.

Why am I receiving these materials?

Powerwave’s Board of Directors is providing these proxy materials for you in connection with our Annual Meeting of Shareholders, which will take place on Wednesday, July 21, 2004. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Powerwave’s 2003 Annual Report and audited consolidated financial statements, proxy card and return envelope are also enclosed.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	the election of nine directors until the next Annual Meeting of Shareholders; and

•	the ratification of the appointment of Deloitte & Touche LLP as Powerwave’s independent auditors for fiscal year 2004.

Who is entitled to vote at the Annual Meeting?

The shares of Common Stock of Powerwave constitutes the only class of securities entitled to notice of, to attend and to vote at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on June 18, 2004, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. As of June 18, 2004, there were 104,211,591 shares of Common Stock issued and outstanding. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. Each outstanding share of Powerwave Common Stock will be entitled to one vote on each matter.

What is the difference between holding shares as a shareholder of record or as a beneficial owner?

Most shareholders of Powerwave hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Powerwave’s transfer agent, U.S. Stock Transfer Corporation, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Powerwave. As the shareholder of record, you have the right to grant your voting proxy directly to Powerwave or to vote in person at the Annual Meeting. Powerwave has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. The voting instruction card provides various alternative voting methods, such as via the Internet, by telephone or by mail.

Shares Held Through VPC

If your shares are held through the VPC in Sweden, either directly or indirectly through a bank or other nominee, you will receive a voting instruction card from WM-data Infra Solutions Outsourcing AB.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual Meeting, Powerwave recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares in person.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote your directly held shares by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee following the instructions on the form included with this package. Shareholders of Powerwave who hold their shares through the VPC in Sweden will receive, along with this Notice of Annual Meeting and Proxy Statement, voting instructions, a proxy card and a postage pre-paid return envelope from WM-data Infra Solutions Outsourcing AB. All proxy cards for shareholders holding shares through the VPC should be returned using the enclosed return envelope. Any questions from shareholders who hold their shares through the VPC should be directed to WM-data Infra Solutions Outsourcing AB at +46 8 775 05 60.

Can I change my vote?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request to do so. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting. All shareholders are welcome to attend the Annual Meeting in person or by proxy. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. For specific instructions on voting, please refer to the instructions on your proxy card or the voting instruction card.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR election of the nominated slate of directors (see Proposal 1); and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2004 (see Proposal 2).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or you may vote “WITHHOLD AUTHORITY” with respect to one or more of the nominees. For the ratification of the appointment of Deloitte & Touche LLP, you may vote “FOR”, “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board as described above.

What vote is required to approve each item?

Election of Directors

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a withheld vote will essentially have the effect of a negative vote.

Other Items

For the approval of the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Annual Meeting?

Powerwave will announce preliminary voting results at the Annual Meeting and publish the final results in Powerwave’s Quarterly Report on Form 10-Q for the third quarter of fiscal 2004.

What happens if additional proposals are presented at the Annual Meeting?

Other than the two proposals described in this Proxy Statement, Powerwave does not expect any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Bruce C. Edwards, Powerwave’s Chief Executive Officer, and Kevin T. Michaels, Powerwave’s Senior Vice President, Finance, Chief Financial Officer and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Powerwave’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. Based on the number of shares outstanding on the June 18, 2004 record date, 52,105,796 shares will constitute a quorum for purposes of this Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares. Abstentions are treated as shares present and entitled to vote for purposes of any matter for which a majority of shares present are required for passage and, accordingly will have the same effect as a vote against such matters.

Who will count the vote?

A representative of U.S. Stock Transfer Corporation, Powerwave’s transfer agent, will tabulate the votes and act as the Inspector of Elections.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Powerwave or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Powerwave’s management.

Who will bear the cost of soliciting votes for the Annual Meeting?

Powerwave will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Powerwave’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Powerwave has retained the services of MacKenzie Partners, Inc. (“MacKenzie”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Powerwave estimates that it will pay MacKenzie a fee of $3,500 for its services, plus out of pocket expenses. Powerwave will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Powerwave also has retained the services of WM-data Infra Solutions Outsourcing AB to aid in the solicitation of proxies in Sweden. Powerwave estimates that it will pay WM-data Infra Solutions Outsourcing AB a fee of $13,500 for such services in addition to any out of pocket expenses.

May I submit a proposal for inclusion in the Proxy Statement for next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?

Any shareholders desiring to submit a proposal for inclusion in the Proxy Statement for next year’s Annual Meeting of Shareholders to be held in 2005 should arrange for such proposal to be delivered to the Secretary of Powerwave at its principal place of business no later than January 28, 2005 in order to be considered for inclusion in that Proxy Statement. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities and Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations, as well as our bylaws, to which interested persons should refer. Powerwave currently anticipates that its next Annual Meeting will be held in April 2005. See “What Committees has the Board Established? - Nominating and Corporate Governance Committee” for a discussion on how to nominate directors below.

Under Rule 14a-4 as promulgated under the Securities and Exchange Act of 1934, as amended, Powerwave will be allowed to use its discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in the Proxy Statement, in two situations: (i) if a proponent of a proposal fails to notify Powerwave at least 45 days prior to the current year’s anniversary of the date of the mailing of the prior year’s Proxy Statement, or (ii) if the date of the Annual Meeting has changed by more than thirty (30) days from the prior year, if notice is not received within a reasonable period of time before Powerwave mails the Proxy Statement for the current year.

Directions to the Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Powerwave Technologies, Inc. will be held at the offices of Powerwave located at 1801 E. St. Andrew Place, Santa Ana, California, 92705, on Wednesday, July 21, 2004 at 9:00 a.m., Pacific Time. Our offices are located off of the 55 freeway between the 5 and 405 freeways in Orange County. Take the Edinger exit and head west. Turn left on Ritchie and then right on E. St. Andrew Place. Our offices are on the right hand side of the street. Please park in the visitor parking lot.

STOCK OWNERSHIP

Who are the largest owners of Powerwave’s stock?

Based on a review of Schedule 13G filings with the U.S. Securities and Exchange Commission, Powerwave has the following shareholders owning more than 5% of the outstanding shares of Powerwave Common Stock as of June 7, 2004:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Outstanding(1)
FMR Corp. 82 Devonshire Street, Boston, MA 02109	8,206,339(2)	7.9
Mikael R. Gottschlich 1801 E. St. Andrew Place Santa Ana, CA 92705	6,175,165(3)	5.9

David A. Rocker Suite 1759, 45 Rockefeller Plaza, New York, NY 10111	5,359,399(4)	5.1

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of June 7, 2004, and shares of Common Stock subject to our outstanding 1.25% convertible notes due July 2008 currently convertible, or convertible within 60 days of June 7, 2004, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible notes but are not deemed outstanding for computing the percentage of any other person. As of June 7, 2004, the Company had a total of 104,211,591 shares of Common Stock issued and outstanding. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company, the companies and persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.

(2)	Based on a Schedule 13G dated February 10, 2004, filed with the Securities and Exchange Commission by FMR Corp., which reflects ownership as of January 31, 2004. The Schedule 13G states that FMR Corp. has sole voting power to vote or direct the vote of 411,200 shares and sole dispositive power as to 8,206,339 shares.

(3)	Includes 2,640,000 shares owned directly by Mr. Gottschlich and an additional 2,640,000 shares owned by Mr. Gottschlich’s brother and 895,166 shares owned by Mr. Gottschlich’s mother for which Mr. Gottschlich has the power to vote. Mr. Gottschlich disclaims beneficial ownership of the 3,535,166 shares owned by his brother and mother.

(4)	Based on a Schedule 13G dated February 13, 2004, filed with the Securities and Exchange Commission by David A. Rocker. The Schedule 13G states that David A. Rocker has sole voting power to vote or direct the vote of 5,359,399 shares and sole dispositive power as to 5,359,399 shares.

How much stock do Powerwave’s directors and executive officers own?

The following table shows the amount of Powerwave Common Stock beneficially owned (unless otherwise indicated) by our directors, the executive officers and all directors and executive officers as a group. Except as otherwise indicated, all information is as of June 7, 2004.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percentage of Shares Outstanding(2)
Mikael R. Gottschlich	6,175,165	(3)	5.9
Bruce C. Edwards	910,625	(4)	*
Ronald J. Buschur	395,833	(5)	*
Kevin T. Michaels	297,062	(6)	*
John L. Clendenin	159,000	(7)	*
Carl W. Neun	90,800	(8)	*
Johan H. Ek	88,000		*
Dag J. Tigerschiöld	81,400		*
Robert J. Legendre	74,062	(9)	*
David L. George	50,625	(10)	*
Eugene L. Goda	45,000	(11)	*
Andrew J. Sukawaty	30,000	(12)	*
Daniel A. Artusi	11,875	(13)	*
All Directors and Executive Officers as a Group (13 persons)	8,413,692	(14)	8.0

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each holder is: c/o Powerwave Technologies, Inc., 1801 E. St. Andrew Place, Santa Ana, California 92705.

(2)	Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of June 7, 2004, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. As of June 7, 2004, the Company had a total of 104,182,176 shares of Common Stock issued and outstanding. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company, the companies and persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.

(3)	Includes 2,640,000 shares owned directly by Mr. Gottschlich, and an additional 2,640,000 shares owned by Mr. Gottschlich’s brother and 895,166 shares owned by Mr. Gottschlich’s mother for which Mr. Gottschlich has the power to vote. Mr. Gottschlich disclaims beneficial ownership of the 3,535,166 shares owned by his brother and mother.

(4)	Includes options exercisable for 150,000 shares within 60 days of June 7, 2004.

(5)	Consists of options exercisable for 395,833 shares within 60 days of June 7, 2004.

(6)	Includes options exercisable for 297,062 shares within 60 days of June 7, 2004.

(7)	Includes options exercisable for 75,000 shares within 60 days of June 7, 2004.

(8)	Includes options exercisable for 90,000 shares within 60 days of June 7, 2004.

(9)	Consists of options exercisable for 74,062 shares within 60 days of June 7, 2004.

(10)	Includes options exercisable for 15,000 shares within 60 days of June 7, 2004.

(11)	Includes options exercisable for 15,000 shares within 60 days of June 7, 2004.

(12)	Includes options exercisable for 15,000 shares within 60 days of June 7, 2004.

(13)	Consists of options exercisable for 11,875 shares within 60 days of June 7, 2004.

(14)	Includes options exercisable for 1,138,832 shares within 60 days of June 7, 2004 (see footnotes 3-13).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership with the U.S. Securities and Exchange Commission and Nasdaq. Directors, executive officers and greater than ten-percent beneficial owners are required by U.S. Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of filings with the U.S. Securities and Exchange Commission and written representations by each executive officer and director that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during fiscal 2003.

STOCK PERFORMANCE COMPARISON

The following graph compares the cumulative total shareholder returns for Powerwave’s Common Stock with the cumulative total return of the S & P 500 Index and the S & P Communications Equipment Index. The presentation assumes $100 invested on January 3, 1999 in Powerwave’s Common Stock, the S & P 500 Index and the S & P Communications Equipment Index with all dividends reinvested. No cash dividends were declared on Powerwave’s Common Stock during this period. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

Measurement Period (Fiscal Year Covered)	Powerwave Technologies, Inc.	S & P 500 Index	S & P Communications Equipment Index
1999	$ 417	$156	$387
2000	$1,253	$141	$169
2001	$ 390	$125	$ 62
2002	$ 114	$ 97	$ 29
2003	$ 165	$125	$ 47

Notwithstanding anything to the contrary set forth in Powerwave’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Reports of the Compensation Committee and Audit Committee and the Stock Performance Comparison Graph included herein shall not be incorporated by reference into any such filings.

PROPOSAL 1 – ELECTION OF DIRECTORS

The current term of office of all of Powerwave’s directors expires at the 2004 Annual Meeting of Shareholders. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. The number of directors fixed by the bylaws of the Company is nine. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The directors standing for election are:

Daniel A. Artusi, 49, joined Powerwave’s Board of Directors in December 2002. Mr. Artusi is the President and Chief Operating Officer of Silicon Laboratories Inc., a designer and manufacturer of integrated circuits for the communications industry. Prior to joining Silicon Laboratories in August 2001, Mr. Artusi held various positions at Motorola, Inc. from 1977 to 2001. From August 1999 to August 2001, Mr. Artusi served as Corporate Vice President and General Manager of Motorola’s Networking and Computing Systems Group. Mr. Artusi served as Vice President and General Manager of Motorola’s Wireless Infrastructure Division from May 1997 to August 1999 and as General Manager of Motorola’s RF Products Division from April 1996 to May 1997.

John L. Clendenin, 70, has been non-executive Chairman of the Board of Directors of Powerwave since January 3, 1999 and has been a member of the Board of Directors since May 1998. Mr. Clendenin is a Chairman Emeritus of BellSouth Corporation, a telecommunications holding company. He served as Chairman of the Board of BellSouth until December 31, 1997 and as President and Chief Executive Officer from 1984 until his retirement at the end of 1996. Prior to BellSouth, Mr. Clendenin was President of Southern Bell from April 1981 to December 1983. He also serves on the Board of Directors of Coca-Cola Enterprises, Inc., Equifax Inc., Acuity Brands, Inc., The Kroger Company and The Home Depot, Inc.

Bruce C. Edwards, 50, joined Powerwave in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Emulex Corporation.

David L. George, 50, has been a member of Powerwave’s Board of Directors since November 1995. Since April 2002, he has served as Chief Operating Officer, Chief Technical Officer and President of the Wireless Communications Division of Bizcom U.S.A., Inc., a public company specializing in emergency management software solutions and wireless communications systems. Prior to joining Bizcom U.S.A, Inc., Mr. George was in private practice providing consulting services to participants in the wireless industry. From June 2000 to June 2001, he was Executive Vice President of Operations for Securicor Wireless, Inc., a large mobile radio network provider. Mr. George was the co-founder and served as Executive Vice President and Chief Technical Officer of ComSpace Corporation, formerly known as Unique Technologies, International, L.L.C., a wireless technology development company from February 1994 to June 2000. From November 1983 to February 1994, Mr. George served as Vice President, Director of Operations, Commercial Communications Division of Uniden America. A member of the Institute of Electrical and Electronic Engineers (I.E.E.E.) for more than 22 years, he holds several patents relating to wireless technology and networks.

Eugene L. Goda, 68, has been a member of Powerwave’s Board of Directors since November 1995. From June 1997 to March 2000, Mr. Goda served as Chairman of the Board, President and Chief Executive Officer of Objectshare Inc., a software company. From October 1991 to October 1995, Mr. Goda served as Chief Executive Officer of Simulation Sciences, Inc., a software company. From July 1989 to September 1991, he served as Chief Executive Officer of Meridian Software Systems.

Mikael R. Gottschlich, 43, has been a member of Powerwave’s Board of Directors since May 2004. Mr. Gottschlich had previously been a member of the Board of LGP Allgon Holding AB since 1997. Mr. Gottschlich was President and Chief Executive Officer of LGP Telecom from June 1993 until April 2002, including certain predecessor companies, specifically MG Instruments from 1993 to 1997 and Arkivator from 1997 to 1999. Since March 2003, Mr. Gottschlich has been a Director of Skanditek Industriförvaltning AB., a publicly held industrial holding company with investments in Swedish companies.

Carl W. Neun, 60, has been a member of Powerwave’s Board of Directors since February 2000. From 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix, Inc. From 1987 to 1993, he was Senior Vice President of Administration and Chief Financial Officer of Conner Peripherals, Inc. Mr. Neun currently serves on the Board of Directors of Planar Systems, RadiSys Corp, and Oregon Steel Mills, Inc.

Andrew J. Sukawaty, 48, has been a member of Powerwave’s Board of Directors since May 1998. Mr. Sukawaty is Chief Executive Officer of Cable Partners Europe L.L.C., formerly known as Callahan Associates International (UK), a global communications development and operating company. He is also a Deputy Chairman of mm02, PLC, formerly BT Wireless, and Chairman of Telenet. From September 1996 to June 2000, Mr. Sukawaty served as President and Chief Executive Officer of Sprint PCS. Prior to joining Sprint PCS, Mr. Sukawaty was Chief Executive Officer of NTL Limited, a British diversified broadcast transmission and communications company, since 1994. From 1989 to 1994, he was Chief Operating Officer of Mercury One-2-One, a PCS service provider in the United Kingdom. Prior to 1989, Mr. Sukawaty held various positions with US WEST, AT&T and Northwestern Bell.

Dag J. Tigerschiöld, 62, has been a member of Powerwave’s Board of Directors since May 2004. Mr. Tigerschiöld had previously been the Chairman of the Board of LGP Allgon Holding AB since 1995 and member of the LGP Allgon Board of Directors since 1993. Mr. Tigerschiöld has been Chairman of the Board of Skanditek Industriförvaltning AB, a publicly held industrial holding company with investments in Swedish Companies, since April 2004 and has been a board member of such company since December 1998. In addition, since January 1998 and March 1995, Mr. Tigerschiöld has been a director of Industriförvaltnings AB Kinnevik and Investment AB Öresund, respectively.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

How were directors compensated?

Base Compensation

During fiscal 2003, Powerwave’s non-employee directors received an annual retainer fee of $20,000, paid in quarterly installments, and $1,000 for each Board meeting attended (including phone meetings where resolutions were taken). The non-executive Chairman received an additional annual retainer fee of $20,000, paid in quarterly installments. Directors of the Company who are also employees received no additional compensation for their services as a director.

Options

The 1996 Director Stock Option Plan (the “Director Plan”), as amended, provides that a total of 1,200,000 shares of the Company’s Common Stock are reserved for issuance under the plan. The Director Plan provides that each member of Powerwave’s Board of Directors, who is not an employee or paid consultant of the Company, will automatically be eligible to receive non-statutory options to purchase Common Stock under the plan. Pursuant to the terms of the Director Plan, each director elected after December 5, 1996, will be granted an initial option under the Director Plan covering 30,000 shares of Common Stock that shall vest at the rate of 25% on the first anniversary of the grant date and the remaining 75% shall vest in equal monthly installments over the following three years. Furthermore, on each anniversary date of December 5, each director who shall have been an eligible participant under the Director Plan for at least six months shall be granted an annual option under the Director Plan to purchase 10,000 shares of Common Stock that vests 100% on the fourth anniversary date of the grant. The Director Plan provides that the exercise price per share of grants issued under the Director Plan shall be equal to 100% of the fair market value of a share of Common Stock on the grant date. All options expire no later than five years after the grant date. As of June 7, 2004, a total of 195,000 options had been exercised under the Director Plan. There were 400,000 options outstanding under the Director Plan as of June 7, 2004 at a weighted average exercise price of $19.51 per share. There were 605,000 shares available for grant under the Director Plan at June 7, 2004.

On December 5, 2003, Messrs. Clendenin, Artusi, George, Goda, Neun, and Sukawaty were each granted an option to purchase 10,000 shares of Common Stock at an exercise price of $7.70 per share under the Director Plan in connection with their annual membership on the Board. On May 10, 2004, Messrs. Gottschlich and Tigerschiöld were each granted an option to purchase 30,000 shares of Common Stock at an exercise price of $6.91 per share under the Director Plan in connection with their new membership on the Board.

Meetings of the Board of Directors and Meeting Attendance

During the fiscal year ended December 28, 2003, the Board of Directors held fourteen meetings and took action by written consent four times in lieu of additional meetings. Each director attended 75% of all meetings of the Board of Directors, with the exception of Gregory Avis, who was unable to attend four of the fourteen Board meetings and Carl Neun, who was unable to attend 5 of the fourteen meetings. Notwithstanding Mr. Avis’ and Mr. Neun’s absence from such meetings, they received and reviewed all materials presented during such meetings. Each director attended at least 75% of the committee meetings on which that director served.

Attendance at Annual Meetings

All nine board members as of December 28, 2003 attended the 2003 Annual Meeting.

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•	Members of the Board are independent directors, as defined by Nasdaq, excluding the Chief Executive Officer and Mr. Gottschlich. Independent directors do not receive consulting, legal or other fees from Powerwave other than Board and Committee compensation.

•	The independent directors of the Board meet regularly in executive sessions without the presence of management.

•	All of our employees, officers and directors are subject to Powerwave’s Code of Business Conduct and Ethics Policy. The ethics policy meets the requirements of Nasdaq, as well as the code of ethics requirements of the U.S. Securities and Exchange Commission.

•	Directors stand for re-election every year.

•	The Board’s current policy is to separate the roles of Chairman of the Board and Chief Executive Officer.

•	The Audit, Compensation and Nominating and Corporate Governance Committees consist entirely of independent directors.

•	At least annually, the Board reviews Powerwave’s business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions.

•	The Audit Committee reviews and approves all audit and non-audit services and fees rendered by the Company’s independent auditors.

•	As part of our Code of Business Conduct and Ethics Policy, we have made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

Code of Ethics

The Company has adopted a code of ethics that applies to all employees of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer. This code of ethics is designed to comply with the Nasdaq marketplace rules related to codes of conduct. A copy of our Code of Business Conduct and Ethics Policy is attached as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2003 and is posted on our website at www.powerwave.com under “Corporate Governance.”

How do the shareholders communicate with the Company’s Board of Directors?

Powerwave’s Board of Directors has adopted a formal process by which shareholders may communicate with members of the Board. Shareholders who wish to communicate with the Board may do so by emailing comments to boardofdirectors@pwav.com or by sending written communications addressed to:

Board of Directors

Powerwave Technologies, Inc.

1801 E. St. Andrew Place

Santa Ana, California 92705

All communications will be compiled by the Secretary of Powerwave and submitted to the Board or the individual directors on a periodic basis.

Changes to the Board since 2002

In July 2003, Mr. Artusi joined the Compensation Committee.

On February 17, 2004, two of Powerwave’s existing directors, Mr. Avis and Mr. Qureshey, resigned from the Board in order to make room for two new directors from LGP Allgon. As a result of their resignations, Mr. Goda joined the Audit Committee and resigned from the Compensation Committee and Mr. Clendenin joined the Compensation Committee. The two new directors from LGP Allgon, Mr. Gottschlich and Mr. Tigerschiöld, were added to the Board on May 10, 2004.

The Nominating and Corporate Governance Committee was established by the Board of Directors in April 2004. See further discussion in “Nominating and Corporate Governance Committee” below.

What committees has the Board established?

The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The following table displays the membership of the various committees. All committee members served for the entire year with the exception of those previously discussed in “Changes to the Board since 2002” above.

Board Committee Membership(1)
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Daniel Artusi	—	✓	✓
John Clendenin	—	✓	C
Bruce Edwards	—	—	—
David George	✓	—	✓
Eugene Goda	✓	—	✓
Mikael Gottschlich	—	—	—
Carl Neun	C*	—	✓
Andy Sukawaty	—	C	✓
Dag Tigerschiöld	—	—	—

C	Committee Chairman

✓	Member

*	Audit Committee Financial Expert

(1)	As of June 7, 2004

Audit Committee and Audit Committee Financial Expert

The Audit Committee recommends to the Board of Directors the independent public auditors to be selected to audit Powerwave’s annual financial statements and approves all audit and non-audit services rendered by such auditors. The Audit Committee also reviews the planned scope of the annual audit and the independent auditors’ comment letter and management’s response thereto, significant accounting policies, any major accounting policy changes made or contemplated, and the effectiveness and efficiency of Powerwave’s internal accounting staff. During fiscal year 2003, the Audit Committee held eight meetings. For additional information concerning the Audit Committee, see “Report of the Audit Committee.” The charter for the Audit Committee was amended in January 2004 and a copy of the Amended and Restated Charter of the Audit Committee is attached to this proxy statement as Exhibit A.

The current members of the Audit Committee are David George, Eugene Goda and Carl Neun, all of whom are independent under both Section 10A of the Securities Act of 1934 (“Exchange Act”) and under the Nasdaq marketplace rules. The Company’s Board of Directors has determined that Carl Neun, a member of the audit committee and Board of Directors, is an audit committee financial expert as such term is defined in Item 401(h) of U.S. Securities and Exchange Commission Regulation S-K. For Mr. Neun’s relevant experience, see his biography listed in “Proposal 1 – Election of Directors” above.

Compensation Committee

The current members of the Compensation Committee are Daniel Artusi, John Clendenin and Andy Sukawaty. The primary responsibility of the Compensation Committee is to set the compensation of the Chief Executive Officer and to set the compensation of other executive officers of Powerwave based upon the recommendation of the Chief Executive Officer. The Compensation Committee also reviews management organization, development and significant employee benefit programs. For additional information about the Compensation Committee, see “Executive Compensation” and “Report of the Compensation Committee On Executive Compensation” below. During fiscal year 2003, the Compensation Committee held three meetings and took action by written consent two times in lieu of additional meetings.

Nominating and Corporate Governance Committee

During 2003, the Company had a Corporate Governance Committee which was comprised of all non-employee directors. In April 2004, the Company established a nominating committee and combined this function with the Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. A copy of our Nominating and Corporate Governance Committee Charter is posted on our website at www.powerwave.com.

The current members of the Nominating and Corporate Governance Committee are Daniel Artusi, John Clendenin, David George, Eugene Goda, Carl Neun and Andy Sukawaty, all of whom are independent directors under the Nasdaq marketplace rules. The primary purposes of the Nominating and Corporate Governance Committee are assisting the Board by identifying and recommending individuals qualified to become Board members and serve as committee members, recommending to the Board corporate governance guidelines and leading the Board in reviewing the effectiveness of its structure and composition. During fiscal year 2003, the Corporate Governance Committee held three meetings. The current slate of director nominees were recommended by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age, having business experience, and having high moral character, however the committee retains the right to modify these minimum qualifications from time to time. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees is as follows:

•	In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Powerwave during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with Powerwave during their term.

•	In the case of new director candidates, the Nominating and Corporate Governance Committee first determines whether the nominee must be independent for Nasdaq purposes which determination is based upon the Company’s charter and bylaws, applicable securities laws, the rules and regulations of the U.S. Securities and Exchange Commission, the rules of the National Association of Securities Dealers, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee then meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote.

In evaluating prospective candidates, the Nominating and Corporate Governance Committee considers the following general factors: (1) character, including the reputation for personal integrity; (2) the ability to work well with others; (3) experience that is of particular relevance to the Company; (4) the ability to devote sufficient time to the affairs of the Company and the responsibilities of a director; and (5) business acumen and judgment.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Such recommendations should be sent to the Nominating and Corporate Governance Committee, c/o

Corporate Secretary, 1801 E. St. Andrew Place, Santa Ana, California 92705. A recommendation or notice of intention to nominate a director must include the following information for each candidate: (i) name, age, business and residence address; (ii) principal occupation or employment and, if applicable, a description of all arrangements or understandings between the shareholders and such candidate; (iii) the number of shares of Powerwave common stock beneficially owned; and (iv) any other information that is required by law to be disclosed in connection with solicitations of proxies for the election of directors. The notice/recommendation must also include the name and residence address of the person making the recommendation and a representation as to the number of shares held of record by such person. The stockholder must also state if they intend to appear in person or by proxy at the meeting to nominate the person specified in the notice. A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Shareholders must submit the notice of intention to make a nomination not less than 45 days nor more than 90 days prior to the meeting, or if Powerwave gives less than 55 days notice or prior public disclosure of the meeting date, the notice of nomination must be received within 10 business days after the meeting date is announced. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based upon whether the candidate was recommended by a stockholder.

Certain Relationships and Transactions with Management and Others

Powerwave has entered into indemnification agreements with its directors and certain executive officers. Such agreements require Powerwave to indemnify such individuals to the fullest extent permitted by Delaware law.

Report of the Audit Committee

Powerwave management has overall responsibility for Powerwave’s financial reporting process, including the system of internal controls, as well as the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent auditors are responsible for performing an independent audit of Powerwave’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The independent auditors also review Powerwave’s quarterly condensed consolidated financial statements included on Form 10-Q and advise the Company with regards to accounting principles generally accepted in the United States of America. The Audit Committee assists Powerwave’s Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s accounting and financial reporting process. Such assistance includes oversight by the Audit Committee of the integrity of Powerwave’s financial statements and systems of internal accounting and financial controls, the independent auditors’ qualification, independence and performance, and Powerwave’s programs for compliance with its business conduct and conflict of interest policies as established by management and the Board of Directors. The Audit Committee reports its findings to the Board of Directors.

In addition, subject to ratification by the shareholders, the Audit Committee recommends a firm of certified public accountants to perform the annual independent audit of Powerwave’s consolidated financial statements and to issue a report thereon; approves the nature of and the fees for both audit and non-audit services provided by the independent auditors prior to the performance of such services; and reviews the scope of work and the reported results of Powerwave’s independent auditors.

The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Audit Committee (the “Charter”) and ratified by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends changes to the Charter for Board approval. A copy of the Audit Committee’s current Charter is included as Exhibit A to this proxy statement. All members of the Audit Committee qualify as an “independent” director as required by and in compliance with the applicable rules of the U.S. Securities and Exchange Commission and in compliance with the current listing standards of Nasdaq.

As part of fulfilling its responsibilities for overseeing management’s conduct of Powerwave’s financial reporting process for fiscal year 2003, the Audit Committee held eight meetings during fiscal 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Powerwave’s independent auditors, Deloitte & Touche LLP. During these meetings, the Audit Committee reviewed and discussed Powerwave’s audited financial statements with management. Additionally, the Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit, considered various areas of oversight relating to the financial reporting and audit processes that it determined appropriate, and

•	Reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements contained in Powerwave’s Annual Report on Form 10-K for the year ended December 28, 2003;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed under the Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the audit;

•	Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1; and

•	Discussed with Deloitte & Touche LLP the firm’s independence and considered whether the provision of non-audit services by Deloitte & Touche LLP to Powerwave is compatible with maintaining the independence of Deloitte & Touche LLP.

Based upon the review and discussions described above, the Audit Committee concluded that the independence of Deloitte & Touche LLP was not compromised by the provision of non-audit services to Powerwave during fiscal year 2003. In addition, based upon the review and discussions described above, the Audit Committee also recommended to the Board of Directors that the audited consolidated financial statements be included in Powerwave’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003, for filing with the U.S. Securities and Exchange Commission.

Members of the Audit Committee:

Carl Neun, Chairman

David George

Eugene Goda

Audit and Non-Audit Fees

The Audit Committee regularly reviews, pre-approves and determines whether specific projects or expenditures with our independent auditors, Deloitte & Touche LLP and their affiliates (“Deloitte & Touche”), potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Deloitte & Touche. Pre-approval is generally provided by the Audit Committee for up to one year, is detailed as to the particular service to be rendered, and is generally subject to a specific budget. The Audit Committee may also pre-approve additional services or specific engagements on a case-by-case basis. Management is required to provide quarterly updates to the Audit Committee regarding the extent of any services provided in accordance with this pre-approval policy, as well as the cumulative fees for all non-audit services incurred to date.

All audit and non-audit services provided by Deloitte & Touche during the fiscal year ended December 29, 2003 were pre-approved by the Audit Committee. The following table sets forth the aggregate fees billed to us by Deloitte & Touche for the fiscal year ended December 28, 2003 and December 29, 2002:

	December 28, 2003		December 29, 2002
Audit fees	$325,400	(1)	$225,900	(1)
Audit-related fees	579,931	(2)	25,065	(2)
Tax fees	49,648	(3)	43,889	(3)
All other fees	—		—

Total audit and non-audit fees	$954,979		$294,854

(1)	Includes fees for professional services rendered for the audit of Powerwave’s annual financial statements and review of Powerwave’s Annual Report on Form 10-K for fiscal years 2003 and 2002 and for reviews of the interim financial statements included in Powerwave’s Quarterly reports on Form 10-Q for the first three quarters of fiscal 2003 and 2002.

(2)	Includes fees for professional and consultation services rendered in fiscal 2003 and 2002 in connection with U.S. Securities and Exchange Commission registration statements.

(3)	Includes fees for professional services rendered in connection with tax compliance (including U.S. federal and international returns) of $34,500 and $33,000 in fiscal 2003 and 2002, respectively, and in connection with tax consulting of $15,148 and $10,889 in fiscal 2003 and 2002, respectively.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

Powerwave’s compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee’s members consist of directors who are independent from the executive officers or the management of the Company. Powerwave’s executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value. The programs are designed to enhance shareholder value by aligning the financial interests of the executive officers of the Company with those of our shareholders.

Compensation Policy

Powerwave’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s shareholders. In support of this philosophy, a meaningful portion of each executive’s compensation is placed at-risk and is linked to the accomplishment of specific results that are expected to lead to the creation of value for Powerwave’s shareholders from both a short-term and long-term perspective. With this pay-for-performance and shareholder alignment orientation, Powerwave’s compensation policies and programs are designed to (1) attract, develop, reward and retain highly qualified and productive individuals; and (2) motivate executives to improve the overall performance and profitability of Powerwave.

There are three primary components of executive compensation: base salary, bonus and stock option grants. While the elements of compensation are considered separately, the Compensation Committee takes into account the total compensation package afforded by the Company to the individual executive.

Base Salary

Salaries paid to executive officers (including the Chief Executive Officer) are reviewed annually by the Compensation Committee and proposed adjustments are based upon an assessment of the nature of the position and the individual’s contribution to corporate goals, experience and tenure of the executive officer, comparable market salary data, growth in the Company’s size and complexity, and changes in the executive’s responsibilities. The Compensation Committee approves all changes to executive officers’ salaries.

Annual Management Bonus

Powerwave has established a cash bonus plan for all employees including executive management. Payment of bonuses is dependent on the Company achieving specific performance criteria for the fiscal year. During fiscal 2003, eighty percent of the bonus was tied to objective Company performance criteria related to operating revenue, pre-tax profit, on-time delivery metrics and customer satisfaction. The remaining twenty percent was tied to objective individual performance targets. No amounts attributable to individual performance targets are paid unless the Company first achieves the Company performance targets for the fiscal year. The Company-wide performance targets are established at the beginning of the fiscal year on the basis of an annual budget developed by management and approved by the Board of Directors. The individual performance targets are also established at the beginning of the fiscal year by the individual’s manager and these targets are designed to further Powerwave’s corporate goals. The size of the overall cash bonus pool is subject to the approval of the Board of Directors. Once the overall bonus pool is approved, employees are eligible for their individual target bonuses based upon Powerwave’s overall achievement of its performances goals. The Compensation Committee reviews and approves all bonuses for executive officers, based upon an evaluation of their individual performance and contribution to Powerwave’s overall performance. No bonus payments were made during fiscal 2003 as the Company did not fulfill its performance targets. Also, no bonus payments were made during fiscal 2003 with respect to individual performance targets.

Stock Options

Stock options are designed to align the interests of executives with those of the shareholders. Stock option grants may be made to executive officers when one of the following events occurs: upon initial employment, upon promotion to a new, higher level position that entails increased responsibilities and accountability, for the recognition of superior performance, or as an incentive for continued service with Powerwave as well as continued

superior performance. For executive officers, the Chairman or the Chief Executive Officer recommends the number of options to be granted within a range associated with the individual executive’s salary level, and presents this to the Compensation Committee and the entire Board of Directors for their review and approval. The Compensation Committee takes into account the total compensation offered to its executives when considering the number of options awarded. The Chief Executive Officer and the Chief Financial Officer comprise the members of the Company’s Option Committee, and are empowered by the Board of Directors and the Compensation Committee to grant options to non-officer employees of the Company up to a grant amount of 20,000 shares per employee. All grants for employees of the Company in excess of this amount are submitted to the Compensation Committee or the Board of Directors for approval. All grants for executive officers of Powerwave are submitted to both the Compensation Committee and the entire Board of Directors for approval. In fiscal 2003, Mr. Buschur and Mr. Michaels each received an option grant as an incentive for continued service to the Company. See “Executive Officers—Option Grants In Fiscal 2003.”

CEO Compensation

The principal component of compensation for the Chief Executive Officer for fiscal 2003 included only base salary. The Compensation Committee increased Mr. Edwards’ base salary from $420,000 to $440,000, effective February 3, 2003, based on an assessment of the nature of his position, comparable market salary, contribution to corporate goals, and experience with Powerwave.

During fiscal 2003, no bonuses were paid to Mr. Edwards with respect to the individual performance component of the bonus plan or with respect to Company-wide performance as Powerwave did not fulfill its performance targets during the year. In addition, Mr. Edwards was not granted any options to purchase shares of Common Stock during fiscal 2003.

Policy Regarding Section 162(m) of the Internal Revenue Code

The Compensation Committee has reviewed Powerwave’s executive compensation plans to determine if revisions may be necessary due to the provisions of Section 162(m) of the Internal Revenue Code which generally disallows a tax deduction to public corporations for compensation paid to any of the corporation’s executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, Powerwave’s ability to obtain a corporate tax deduction for compensation paid to executive officers of Powerwave to the extent consistent with the best interests of the Company and its shareholders. The Compensation Committee continually reviews Powerwave’s existing executive compensation plans and will propose changes, if necessary and reasonable, to ensure compliance with the provisions of Section 162(m) which allow performance-based compensation to be excluded from the deduction limits.

Members of the Compensation Committee:

Andrew Sukawaty, Chairman

Daniel Artusi

John Clendenin

Compensation Committee Interlocks and Insider Participation

During fiscal 2003, all of the members of the Compensation Committee consisted of independent directors and none of the members of the Compensation Committee has served as an employee of the Company.

Executive Officers

We currently have five executive officers elected to serve on an annual basis by the Board of Directors. The following summary sets forth certain information regarding Powerwave’s executive officers:

Bruce C. Edwards, 50, joined the Company in February 1996 as Chief Executive Officer and Director. Mr. Edwards served as President from February 1996 until May 2004. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Emulex Corporation.

Ronald J. Buschur, 40, joined the Company in June 2001 as Chief Operating Officer. Mr. Buschur was named President and Chief Operating Officer in May 2004. Prior to joining the Company, Mr. Buschur held various positions at HMT Technology/Komag, an independent supplier of thin-film disks, including President and Chief Operating Officer from 1999 to 2000, Vice President of Sales, Marketing and Quality Assurance from 1997 to 1999 and Vice President of Quality Assurance from 1994 to 1997. From 1993 to 1994, Mr. Buschur was Director of Quality at Maxtor, a disk drive company. Mr. Buschur held various managerial positions at Digital Equipment Corporation, a computer manufacturer from 1987 to 1993.

Kevin T. Michaels, 45, joined the Company in June 1996 as Vice President, Finance and Chief Financial Officer and was appointed Secretary in June 1996. Mr. Michaels was named Senior Vice President, Finance in February 2000. Prior to joining the Company, Mr. Michaels worked for AST Research, Inc. for eight years, most recently as Vice President, Treasurer from October 1995 to June 1996. From July 1991 to October 1995, Mr. Michaels was Treasurer of AST Research, Inc. and from June 1988 to June 1991, he was Assistant Treasurer.

Johan H. Ek, 36, has been President of the Company’s European business unit since May of 2004. From September 2001 to April 2003, Mr. Ek was Vice President of Operations of LGP Allgon and in March 2002 Mr. Ek became Executive Vice President of LGP Allgon. Prior to this, Mr. Ek was responsible for LGP Allgon’s contract manufacturing division. Mr. Ek joined LGP Allgon in August 1999. From 1995 to 1999, Mr. Ek worked as a consultant for McKinsey & Company. Mr. Ek is a member of the Board of Partnertech AB, listed on the Stockholm Stock Exchange.

Robert J. Legendre, 47, joined the Company in July 2002, as Vice President of Supply Chain Management and Operations. Mr. Legendre was named President of the Americas and Asian business unit in May 2004 following the completion of the exchange offer for all of the shares of LGP Allgon. Prior to joining the Company, Mr. Legendre was Vice President of Global Supply Chain Management and Operations for InFocus Corp., a manufacturer of video projectors from June 2001 to July 2002. From May 2000 to May 2001, Mr. Legendre was Vice President of Worldwide Materials at Pemstar Corporation, a supplier of engineering, product design and automation and test services. From October 1996 to April 2000, Mr. Legendre was Vice President and Managing Director of Operations for Western Digital’s disk drive manufacturing operations in Singapore.

Summary Compensation Table

The following table sets forth summary information concerning compensation paid by or accrued for services rendered to the Company in all capacities during the past three fiscal years to the Company’s Chief Executive Officer and to the two additional executive officers as of December 28, 2003 whose salary and bonus exceeded $100,000 (the “Named Executive Officers.”)

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation								Long-term Compensation Awards – Options		All Other Compensation
		Salary			Bonus		Other
Bruce C. Edwards Chief Executive Officer	2003 2002 2001	$ $ $	438,077 416,539 370,960		$ $ $	— 100,800 —	$ $ $	29,818 24,191 10,491	(1) (1) (1)	— 400,000 —		$ $ $	— — —

Ronald J. Buschur President and Chief Operating Officer	2003 2002 2001	$ $ $	395,238 348,462 154,846	(6)	$ $ $	— 56,000 —	$ $ $	18,430 5,910 —	(2) (2)	200,000 100,000 400,000	(6)	$ $ $	6,972 101,797 75,235	(4) (5) (7)

Kevin T. Michaels Senior Vice President, Finance, Chief Financial Officer and Secretary	2003 2002 2001	$ $ $	297,619 274,231 234,308		$ $ $	— 44,000 —	$ $ $	28,605 22,060 11,787	(3) (3) (3)	75,000 75,000 50,000		$ $ $	— — —

(1)	Includes $11,388, $11,477 and $6,415 of 401(k) matching contributions, and $18,094, $12,714 and $4,076 of health coverage payments during fiscal years 2003, 2002 and 2001, respectively.

(2)	Consists of $18,094 and $5,910 of health coverage payments during fiscal years 2003 and 2002, respectively.

(3)	Includes $10,175, $9,346 and $7,711 of 401(k) matching contributions, and $18,094, $12,714 and $4,076 of health coverage payments during fiscal years 2003, 2002 and 2001, respectively.

(4)	Consists of $6,972 of reimbursement related to costs associated with Mr. Buschur’s relocation to Southern California.

(5)	Consists of $101,797 of reimbursement related to costs associated with Mr. Buschur’s relocation to Southern California.

(6)	Mr. Buschur joined Powerwave as Chief Operating Officer in June 2001.

(7)	Consists of $75,235 in relocation costs related to Mr. Buschur’s relocation to Southern California.

Option Grants in Fiscal 2003

The following table sets forth certain information concerning grants of options to each of Powerwave’s Named Executive Officers during the fiscal year ended December 28, 2003. In addition, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission, the following table sets forth the hypothetical gains that would exist for the options based on the assumption that the stock price were to appreciate annually by 5% and 10%, respectively. The rates do not represent Powerwave’s estimate or projection of future Common Stock prices and no assurance can be given that the share price will appreciate at the rates shown in the table.

Option Grants During Fiscal 2003

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)(2)	Expiration Date(3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
						5%	10%
Bruce C. Edwards	—		—	—	—	—	—
Ronald J. Buschur	200,000	(5)	13.1%	$6.57	10/17/2013	$826,368	$2,094,178
Kevin T. Michaels	75,000	(5)	4.9%	$6.57	10/17/2013	$309,888	$785,317

(1)	Options to purchase an aggregate of 1,526,700 shares of Common Stock were granted to employees, including the Named Executive Officers, during the fiscal year ended December 28, 2003.

(2)	The exercise price of each option is equal to the fair market value of Common Stock on the date of the grant.

(3)	Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4)	The amount assumes a Common Stock price of $10.70 at 5% appreciation and $17.04 at 10% appreciation. There is no guarantee that the Common Stock price will actually appreciate to these levels.

(5)	Subject to continued employment with the Company, the options become exercisable as to one forty-eighth per month beginning November 17, 2003.

Aggregated Option Exercises and Values for Fiscal 2003

The following table sets forth certain information concerning the exercise of options by each of Powerwave’s Named Executive Officers during fiscal 2003, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 28, 2003. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of Powerwave’s Common Stock.

	Aggregated Option Exercises During Fiscal 2003 and Option Values at December 28, 2003
Name	Shares Acquired on Exercise	Value Realized		Number of Securities Underlying Unexercised Options at 12/28/03		Value of Unexercised In-the- Money Options at 12/28/03(1)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce C. Edwards	50,000	$35,500	(2)	83,333	266,667	$190,833	$610,667
Ronald J. Buschur	—	$—		291,666	408,334	$85,749	$369,251
Kevin T. Michaels	—	$—		259,041	136,459	$548,319	$195,719

(1)	In accordance with the U.S. Securities and Exchange Commission’s rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value per share is deemed to be $7.70, Powerwave’s closing Common Stock price reported by Nasdaq on December 26, 2003, the last trading day of fiscal year 2003.

(2)	Represents estimated market value on the date of exercise of shares, less option exercise price. These options were exercised and the shares were still held by Mr. Edwards as of December 28, 2003.

Employment Agreements and Change-in-Control Arrangements

Effective August 1, 2003, Powerwave entered into severance agreements with Bruce C. Edwards, Ronald J. Buschur and Kevin T. Michaels. Mr. Edwards’ severance agreement provides that if his employment is terminated without “cause” or if he voluntarily resigns for “good reason” (as such terms are defined below), he shall be entitled to (i) a lump-sum payment equal to three times his “total annual compensation;” and (ii) continued group health insurance for a period of thirty-six months. For purposes of this agreement, “total annual compensation” is defined as base salary for the year in which employment terminates plus the greater of Mr. Edwards’ target bonus for the year in which employment terminates or the actual bonus paid in the prior year. Mr. Buschur and Mr. Michaels have executed identical severance agreements, except that the severance payment amount is two times their total annual compensation, and the period of continued health coverage is twenty-four months.

Effective August 1, 2003, Powerwave also entered into change of control agreements with Mr. Edwards, Mr. Buschur and Mr. Michaels. Mr. Edwards’ change in control agreement provides that if in anticipation of, connection with, or within two years following a “change in control,” Mr. Edwards’ employment is terminated without “cause”, or if Mr. Edwards voluntarily resigns for “good reason”, then Mr. Edwards shall be entitled to (i) a lump-sum payment equal to three times his total annual compensation; (ii) continued health insurance for a period of thirty-six months; and (iii) the immediate vesting of all unvested stock options held by Mr. Edwards. For purposes of this agreement, the term “total annual compensation” has the same definition as provided in the severance agreement. Mr. Buschur and Mr. Michaels have executed identical change in control agreements, except that the lump sum payment is two times their total annual compensation, and the period of continued health insurance coverage is twenty-four months.

Effective August 2003, Powerwave entered into a Change in Control Agreement with Robert Legendre which provides that if in anticipation of, or within twelve months following, a “change in control” of Powerwave, Mr. Legendre’s employment is terminated without “cause” or if Mr. Legendre voluntarily resigns with “good reason”, then he shall be entitled to (i) a lump sum payment equal to 1.5 times his annual salary plus his target bonus for the year in which the termination occurs; and (ii) continued health coverage for a period of eighteen months.

For purposes of these agreements, “cause” means the continued, unreasonable refusal or omission by the employee to perform any material duties required of him by the Company, if such duties are consistent with duties customary for his position; any material act or omission by the employee involving malfeasance or gross negligence in the performance of his duties to, or material deviation from any of the policies or directives of the Company; conduct on the part of the employee which constitutes the breach of any statutory or common law duty of loyalty to the Company, including the unauthorized disclosure of material confidential information or trade secrets of the Company; or any illegal act by employee which materially and adversely affects the business of the Company or any felony committed by employee, as evidenced by conviction thereof, provided that the Company may suspend the employee with pay while any allegation of such illegal or felonious act is investigated.

The term “good reason” means any of the following, without the employee’s written consent: a reduction by the Company in the employee’s compensation that is not made in connection with an across the board reduction of all the Company’s executive salaries; a reduction by the Company of the employee’s benefits from those he was entitled to immediately prior to the termination of employment or a change in control, whichever occurs first, that is not made in connection with an across the board reduction of all the Company’s benefits; the failure of the Company to obtain an agreement from any successor to the Company, or purchaser of all or substantially all of the Company’s assets, to assume the severance agreement or change in control agreement; the assignment of duties to the employee which reflect a material adverse change in authority, responsibility or status with the Company or any successor; a relocation of the employee to a location more than 30 miles from the location where the employee was regularly assigned to immediately prior to the employee’s termination of employment or a change in control, whichever occurs first; or a failure by the Company to pay any portion of the employee’s compensation within ten (10) days of the date due.

These agreements define “change in control” as the occurrence of any of the following events: (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent of the outstanding securities of Powerwave; (ii) a merger or consolidation in which Powerwave is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which Powerwave in incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of Powerwave; (iv) a complete liquidation or dissolution of Powerwave; or (v) any reverse merger in which Powerwave is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

Prior to Powerwave’s acquisition of LGP Allgon Holdings AB in May 2004, Mr. Ek was employed as Vice President of Operations of LGP Allgon pursuant to an employment agreement entered into in October 2003. This employment agreement was amended in connection with Mr. Ek becoming President of the Company’s European business unit in May 2004. The amended employment agreement provides for a base salary of SEK 1,780,056 ($226,182 based on the SEK/USD exchange rate of SEK 7.87 to $1.00 on June 7, 2004). If the agreement is terminated by the Company, Mr. Ek is entitled to twelve months notice or to receive his full pay and benefits during the notice period. If the agreement is terminated in connection with a change in control, Mr. Ek is entitled to 18 months notice or to receive his full pay and benefits during the notice period.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent accounting firm of Deloitte & Touche LLP, certified public accountants, to audit the consolidated financial statements of Powerwave and its subsidiaries for the 2004 fiscal year. Deloitte and Touche LLP has audited the accounts and records of Powerwave and its subsidiaries since 1995. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board will reconsider the appointment of independent public auditors.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 2004 fiscal year.

ANNUAL REPORT

Powerwave’s 2003 Annual Report, including Form 10-K (without exhibits), is being forwarded to each shareholder with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Submitted by:

Kevin T. Michaels

Senior Vice President, Finance,

Chief Financial Officer and Secretary

Dated: June 18, 2004

EXHIBIT A –

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER OF POWERWAVE TECHNOLOGIES, INC.

COMPOSITION OF COMMITTEE AND CRITERIA FOR MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria as well as any criteria required by the Securities and Exchange Commission (“SEC”):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SECRule 10A-3 of the Securities Exchange Act of 1934;

•	Each member should be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

•	Each member shall not have participated in the preparation of the financial statements of Powerwave Technologies, Inc. (the “Company”) or any current subsidiary of the Company, including the Company’s balance sheet, income statement and cash flow statement, at any time during the past three years; and

•	At least one member will be an “Audit Committee Financial Expert” as defined in the rules of the SEC, as may be amended from time to time. An Audit Committee Financial Expert is someone who through accounting or related financial management experience, or education has expertise which shall include (i) an understanding of generally accepted accounting principles and financial statements; (ii) an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) an understanding of internal controls and procedures for financial reporting; (iv) an understanding of audit committee functions; and (v) experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the issues that are expected to be raised in the Company’s financial statements, or experience actively supervising individuals engaged in such activities.

STATEMENT OF POLICY/PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Powerwave Technologies, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report of the Audit Committee that the rules of the SEC require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating, retaining and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report, performing other audit, review or attest services or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, ensuring audit partner rotation in accordance with SEC rules, all audit engagement fees and terms, and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; (iv) obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers and principal executive officer, directors, officers and employees which complies with the requirements of the NASD and the SEC;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements and receive any complaints or reports by independent legal counsel regarding evidence of material violations of securities laws or breaches of fiduciary duties as required by SEC rules;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside independent legal, accounting or other advisors and the Audit Committee shall have the authority to engage and determine funding for outside independent legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing and assessing the adequacy of its own charter, structure, processes and membership requirements on an annual basis;

•	Submit the Audit Committee charter to the Board of Directors for approval and have the charter published at least every three years per SEC rules;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it may provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

FUNDING:

The Audit Committee shall have sufficient funding, as determined by the Audit Committee, to cover expenses that are necessary to carry out its duties and responsibilities, including the compensation of any legal or other advisors engaged by the Audit Committee, ordinary administrative expenses, and the compensation of the independent auditors engaged to prepare or issue audit reports, perform audits or other related services for the Company.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee and their family members may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof and reasonable expense reimbursements.

DELEGATION OF AUTHORITY

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its next scheduled meeting.

LIMITS OF DUTIES:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules an regulations. These are the responsibilities of management and the independent auditor.

EFFECTIVE DATE:

This Charter of the Audit Committee is effective as of January 28, 2004.

POWERWAVE TECHNOLOGIES, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 21, 2004

The undersigned shareholder(s) of Powerwave Technologies, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 18, 2004, and nominates, constitutes and appoints Bruce C. Edwards and Kevin T. Michaels, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Powerwave located at 1801 E. St. Andrew Place, Santa Ana, California, 92705, on Wednesday, July 21, 2004 at 9:00 a.m., Pacific Time, and any and all adjournments thereof, as fully with the same force and effect as the undersigned might or could do if personally present thereat, upon and in respect of the matters described below and in accordance with the instructions below:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” THE ELECTION OF THE NINE NOMINEES LISTED BELOW AND “FOR” PROPOSAL 2 UNLESS OTHERWISE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

•	MARK, SIGN AND DATE YOUR PROXY CARD

•	DETACH YOUR PROXY CARD

•	RETURN YOUR PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED

ê    DETACH PROXY CARD HERE    ê

Powerwave Technologies, Inc.

1.	Election of Directors. Authority to elect the nine (9) persons named in the Notice of Annual Meeting of Shareholders dated June 18, 2004, to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.	☐ FOR all listed Nominees (except as indicated to the contrary below)

	The nominees are: Daniel A. Artusi, John L. Clendenin, Bruce C. Edwards, David L. George, Eugene L. Goda, Mikael R. Gottschlich, Carl W. Neun, Andrew J. Sukawaty, Dag J. Tigerschiöld	☐ WITHHOLD AUTHORITY to vote for all listed Nominees To withhold authority to vote for any individual Nominee, write that Nominee’s name in the space provided below.

2.	Ratification of Appointment of Independent Auditors. To ratify the appointment of Deloitte & Touche LLP as independent auditors.	☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

Number of Shares:

Dated: , 2004

____________________________________________________________________________________ (Please Print Name of Shareholder(s))

____________________________________________________________________________________ (Signature of Shareholder(s))

(Please date this Proxy and print and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

I/We ☐ do ☐ do not expect to attend the Annual Meeting.

Number of Persons to attend: